UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2017

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements

On December 12, 2017, Heartland Financial USA, Inc. (“Heartland”) and First Bank Lubbock Bancshares, Inc. (“FBLB”), the parent company of FirstBank & Trust Company (“FB&T”), a Texas state banking corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement’) which provides that, subject to the conditions and upon the terms set forth in the Merger Agreement, FBLB will be merged with and into Heartland (the “Merger”), and, as a result, FB&T will become a wholly owned subsidiary of Heartland.

Based on Heartland’s common stock closing price of $50.15 per share on December 11, 2017, holders of FBLB common will receive aggregate consideration in the Merger (comprised of Heartland common stock and cash) of approximately $185.6 million (including cash consideration to be paid to holders of FBLB’s stock appreciation rights (the “SARs”)), subject to certain adjustments. The cash consideration will be adjusted downward if FBLB’s Adjusted Tangible Common Equity (as defined in the Merger Agreement) is less than $83.0 million or adjusted upward (in an amount not to exceed $5.0 million) if FBLB’s Adjusted Tangible Common Equity is greater than $84.0 million at closing. Subject to these and other adjustments, holders of FBLB common stock will receive 3.09034 shares of Heartland common stock for each share of FBLB common stock outstanding (approximately 3,351,000 Heartland shares in the aggregate, of which certain shares may be held back at closing to potentially satisfy certain tax indemnification obligations on the part of FBLB). In addition, subject to potential adjustments, holders of FBLB common stock and SARs will receive in the aggregate approximately $17.5 million in cash (of which approximately $12.5 million will be paid to holders of the SARs). The value of the Merger consideration received by holders of FBLB common stock will change with fluctuations in the price of Heartland common stock.

The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code, as amended, with respect to the shares of Heartland common stock to be issued to holders of FBLB common stock. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, FBLB has agreed to pay Heartland a termination fee of $7.4 million. In the event of a significant decline in the trading price of Heartland common stock, FBLB may exercise certain “double-trigger” walkaway rights and terminate the merger agreement.

The Merger is subject to the satisfaction of customary closing conditions, including adoption of the Merger Agreement by the holders of FBLB common stock and bank regulatory approvals. Heartland anticipates that the Merger will be completed in the second quarter of 2018. Each of Heartland and FBLB will have the right to terminate the Merger Agreement if the Merger is not completed by July 31, 2018.

FB&T is a commercial and retail bank, headquartered in Lubbock, Texas, with approximately $930 million in total assets, $652 million in net loans outstanding and $824 million in deposits as of September 30, 2017. FB&T serves Lubbock and its surrounding communities from eight full-service banking centers throughout West Texas. In addition, FB&T offers mortgage lending services from eight offices throughout Texas through its wholly-owned subsidiary, PrimeWest Mortgage Corporation.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which will be filed as part of the Registration Statement (as defined below).

Additional Information and Where to Find It

Heartland intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) to register the shares of its common stock that will be issued to FBLB shareholders in the Merger. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for the special meeting of shareholders of FBLB at which the Merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about FBLB,

Heartland and the Merger. All FBLB shareholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com), or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland at (563) 589-1994. Heartland and FBLB, and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of FBLB in connection with the proposed Merger. Information about the directors and executive officers of Heartland and their beneficial ownership of Heartland’s common stock is set forth in the proxy statement for Heartland’s 2017 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 13, 2017. Information about the directors and executive officers of FBLB and their securities holdings will be included in the Proxy Statement /Prospectus, when it is filed as part of the Registration Statement.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed Merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 7.01 Regulation FD Disclosure

On December 12, 2017 Heartland issued a press release announcing execution of the Merger Agreement.
A copy of the press release announcing the acquisition is furnished as Exhibit 99.1.

Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to its acquisition of FBLB. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this presentation.

The press release and supplemental information above are furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and are not to be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
99.1 Press Release dated December 12, 2017
99.2 Supplemental Information dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2017	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer